Exhibit 99.1

For Immediate Release

Motive Files 8-K With Unaudited Financial Statements For 2007

AUSTIN, Texas, March 17, 2008 – Motive, Inc. (OTC: MOTV), a leading provider of service management software for broadband and mobile data services, today filed with the Securities and Exchange Commission (SEC) a Form 8-K providing unaudited financial statements for the year ended December 31, 2007. The company previously announced these results in a press release issued on February 20, 2008.

The 8-K filing also includes unaudited financial statements for the year ended December 31, 2006 and certain textual disclosures that would be found in an annual report on Form 10-K, including “management’s discussion and analysis of financial condition and results of operations.”

Complete detail is presented in the Form 8-K filing.

About Motive, Inc.

Motive provides service management software for broadband and mobile data services. Motive’s software is helping wireline, wireless, cable and satellite operators worldwide deliver a new generation of IP-based services that seamlessly integrate voice, video and data into a single, connected experience. With Motive, operators can leverage one service management platform to automate and remotely manage key customer touch points throughout the service lifecycle, across multiple services, networks and devices. The result is a consistent, unified experience for both customers and service providers that increases revenues from new and converged services, reduces fulfillment and support costs, and drives greater customer satisfaction and loyalty.

Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

Forward-Looking Statements

This press release contains certain forward looking statements, within the meaning of the federal securities laws, which are identified by the use of the words “believes”, “expects”, “anticipates”, “will”, “contemplates”, “would”, “should”, “may”, “estimate”, “intend”, “plan” and similar expressions that contemplate future events. These forward-looking statements are subject to risks and uncertainties that could cause our actual results or performance to differ materially from that indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, our history of operating losses and net losses, our ability, and that of our new independent accounting firm, to complete our audited financial statements for the years ended December 31, 2005, December 31, 2006 and December 31, 2007, and reviewed financial statements for relevant interim periods, our ability to complete and file our delinquent SEC reports, the fact that our historical financial results are not finalized and are subject to change, the outcome of an ongoing SEC enforcement investigation, the completion of previously announced settlements of securities and shareholder derivative litigation, and those additional risk factors and uncertainties discussed in our filings with the SEC, which are available at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update any information contained in this press release.

Contacts

For investors:

Mike Fitzpatrick

Motive, Inc.

(512) 531-1044

mike.fitzpatrick@motive.com

For Media:

The Torrenzano Group:

Al Bellenchia

Managing Director

(212) 681-1700 x 156

abellenchia@torrenzano.com